UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 25, 2014

ENTERTAINMENT GAMING ASIA INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-32161	91-1696010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Unit C1, G/F., Koon Wah Building No. 2 Yuen Shun Circuit Yeun Chau Kok, Shatin New Territories, Hong Kong
(Address of principal executive offices)

+ 852-3147 6600
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.01 Changes in Control of Registrant.

On November 25, 2014, EGT Entertainment Holding Limited (“EGT Entertainment”), a Hong Kong corporation indirectly wholly-owned by Melco International Development Limited (“Melco International”), a Hong Kong corporation listed on the main board of Hong Kong Stock Exchange, purchased 26,062,294 shares of the common stock of Entertainment Gaming Asia Inc. (“Company”) at a price of $0.54 per share, for the total cash purchase price of $14,073,639. EGT Entertainment conducted the purchase through its exercise of subscription rights issued by the Company on October 31, 2014, including 10,565,831 shares purchased by EGT Entertainment pursuant to its basic subscription privilege and 15,496,463 shares purchased by EGT Entertainment pursuant to its oversubscription privilege. All of the aforementioned share subscriptions were funded by EGT Entertainment from its own cash on hand.

After giving effect to the close of the rights offering and the share purchases by EGT Entertainment, the Company has 57,879,835 shares of common stock issued and outstanding, of which EGT Entertainment owns 37,512,294 shares, or 64.8%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERTAINMENT GAMING ASIA INC.

Dated: December 1, 2014	/s/ Clarence Chung
Clarence (Yuk Man) Chung
Chief Executive Officer